FOR IMMEDIATE RELEASE
                                           Contact: Ross A. Benavides
                                                    Chief Financial Officer
                                                    (713) 860-2528


               GENESIS ENERGY, L.P. REPORTS FIRST QUARTER RESULTS


         May 3, 2006 - Genesis Energy, L.P. (AMEX:GEL) announced today that net income for the first quarter of 2006 was $2,591,000, or $0.18 per unit. This compares to net income in the 2005 period of $2,770,000, or $0.29 per unit.

         Mark Gorman, President and CEO said "Results for the first quarter of 2006 were very solid. All segments reported improved performance from the prior year period. The slight decline in net income was due to fluctuations in general and administrative expenses and to asset sales in 2005. We generated Available Cash before Reserves, a non-GAAP measure, of $5.0 million or $0.36 per unit, which exceeds our distribution of $2.5 million or $0.18 per unit for the first quarter of 2006. This compares to Available Cash before Reserves in the 2005 period of $3.2 million or $0.34 per unit. Available Cash before Reserves is a non-GAAP financial measure that is defined and reconciled later in this press release to its most directly comparable GAAP financial measure, net cash utilized by operating activities. Net cash utilized in operating activities was $2.3 million for the first quarter of 2006.

          "Since the end of the first quarter of 2006, we completed the previously announced acquisition of a 50% interest in Sandhill Group, LLC (Sandhill), which owns a carbon dioxide processing facility which produces food grade CO2 from CO2 supplied under a long-term supply contract we have with Sandhill."

         Financial Results

         Genesis generated income for the first quarter of 2006 of $2.6 million, or $0.18 per unit, compared to income for the first quarter of 2005 of $2.8 million, or $0.29 per unit. The 2006 income included income from continuing operations of $2.6 million, or $0.18 per unit, and income from a cumulative effect adjustment related to the adoption of a new accounting pronouncement of $30,000. In 2005, Genesis' income included income from continuing operations of $2.5 million, or $0.26 per unit and income from discontinued operations of $0.3 million, or $0.03 per unit.

        The following table presents certain selected financial information by segment for the first quarter reporting periods for continuing operations:

                                                                                      Crude Oil
                                                       Pipeline      Industrial     Gathering and
                                                    Transportation     Gases          Marketing         Total
                                                                           (in thousands)
         Three Months Ended March 31, 2006
         ---------------------------------
         Segment margin excluding depreciation
            and amortization (a).................     $     2,802    $   2,627       $     1,728    $    7,157
         Total capital expenditures..............     $       166    $       -       $       121    $      287
         Maintenance capital
            expenditures.........................     $       98     $       -       $       121    $      219

         Revenues:
         External customers......................     $    7,098     $   3,387       $   252,445    $  262,930
         Intersegment............................            672             -                 -           672
                                                      ----------     ---------       -----------    ----------
         Total revenues of reportable segments...     $    7,770     $   3,387       $   252,445    $  263,602
                                                      ==========     =========       ===========    ==========

                                                                                      Crude Oil
                                                       Pipeline      Industrial     Gathering and
                                                    Transportation     Gases          Marketing         Total
                                                                           (in thousands)
         Three Months Ended March 31, 2005
         ---------------------------------
         Segment margin excluding depreciation
            and amortization (a).................     $    2,443     $  1,525        $       888    $    4,856
         Total capital expenditures..............     $    3,676     $      -        $        22    $    3,698
         Maintenance capital
            expenditures.........................     $      489     $      -        $        22    $      511

         Revenues:
         External customers......................     $    6,633     $  2,280        $   247,088    $  255,921
         Intersegment............................            679            -                  -           679
                                                      ----------     --------        -----------    ----------
         Total revenues of reportable segments...     $    7,312     $  2,280        $   247,008    $  256,600
                                                      ==========     ========        ===========    ==========


(a) Segment margin was calculated as revenues less cost of sales and operating expenses, plus our share of the operating income of our investment in joint ventures. A reconciliation of segment margin to income from continuing operations is presented for periods presented in the tables at the end of this release.

        Pipeline transportation segment margin from continuing operations was $2.8 million for first quarter of 2006 as compared to $2.4 million for the 2005 period. Higher crude oil prices resulted in greater revenues from the sale of crude oil from volumetric gains. Volumes increased on pipeline segments with relatively low tariffs, slightly increasing tariff revenues.

        Segment margin from industrial gas activities in the 2006 period was $2.6 million as compared to $1.5 million for 2005. The additional volumetric production payment acquired in the fourth quarter of 2005 provided most of this margin increase. Also contributing to the increase was our equity in the earnings of our investment in a joint venture of $0.3 million. We made this investment in the second quarter of 2005.

        Segment margin from continuing crude oil gathering and marketing activities was $1.7 million for the 2006 first quarter, an increase of $0.8 million from 2005 levels. The primary factors increasing segment margin between the two periods were a decrease in field operating costs and improved margins from marketing activities.

        General and administrative expenses increased by $1.8 million during the 2006 first quarter as compared to the 2005 period, principally due to an accrual related to the Partnership's stock appreciation rights plan, a non-cash adjustment. We changed our method of accounting for our stock appreciation rights plan in 2006 due to a new accounting pronouncement, which resulted in an expense of $0.2 million for the first quarter of 2006. In the 2005 period, under the previous method of accounting, we recorded a non-cash credit of $1.3 million due to a decrease in our unit price. We also recorded a cumulative effect adjustment of $30,000 of income for the adoption of this new accounting pronouncement.

         In the 2005 first quarter, we disposed of idle assets for $1.3 million, generating $0.7 million of gain. The assets sold included pipelines that had been idle in 2002 and 2003. $0.3 million of this gain was reflected as discontinued operations.

         Interest costs were $0.2 million lower in the 2006 first quarter than the 2005 period, due to lower debt balances. During much of the first quarter of 2006, we had no outstanding borrowings due to proceeds from the sale of partnership units in the fourth quarter of 2005.

         Genesis paid a distribution of $0.17 per unit for the fourth quarter of 2005 in February 2006, and announced payment of a distribution of $0.18 per unit for the first quarter of 2006 in May 2006. This distribution is an increase of 20 percent over the $0.15 per unit distribution for the first quarter of 2005. Genesis generated Available Cash before Reserves (a non-GAAP measure) during the first quarter of 2006 of $5.0 million and net cash flow utilized in operations was $2.3 million. (Please see the accompanying schedules for a reconciliation of Available Cash, a non-GAAP measure, to net cash flow utilized in operations, the GAAP measure.)

         Available Cash before Reserves

         Several adjustments to net income are required to calculate Available Cash before Reserves. The calculation of Available Cash before Reserves for the quarter ended March 31, 2006 is as follows:

Net income                                                      $     2,591,000
Depreciation and amortization expense                                 1,864,000
Cash in excess of gain on asset sales                                    17,000
Cash from direct financing leases in excess of income
     recorded                                                           129,000
Available cash generated by T&P Syngas in excess of
     earnings                                                           280,000
Non-cash charge for incentive compensation plan and
     other non-cash items                                               353,000
Maintenance capital expenditures                                       (219,000)
                                                                 ---------------
Available Cash before reserves                                  $     5,015,000
                                                                 ===============

         Available Cash before Reserves (a non-GAAP liquidity measure) has been reconciled to net cash flow utilized in operating activities (the GAAP measure) for the three months ended March 31, 2006 in the financial tables below.

         Earnings Conference Call

         Genesis Energy, L.P. will broadcast its Earnings Conference Call on Wednesday, May 3, 2006, at 2:00 p.m. Central time. This call can be accessed at www.genesiscrudeoil.com by choosing the Investor Relations button. Listeners should go to this website at least fifteen minutes before this event to download and install any necessary audio software. For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event and remain available on our website for 30 days. There is no charge to access the event.

         Genesis Energy, L.P. operates crude oil common carrier pipelines and is an independent gatherer and marketer of crude oil in North America, with operations concentrated in Texas, Louisiana, Alabama, Florida, and Mississippi. Genesis Energy, L.P. also operates an industrial gases business.

         This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil, ability to obtain adequate credit facilities, managing operating costs, completion of capital projects on schedule and within budget, consummation of accretive acquisitions, capital spending, environmental risks, government regulation, our ability to meet our stated business goals and other risks noted from time to time in our Securities and Exchange Commission filings. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.
                               (tables to follow)

                              Genesis Energy, L.P.
            Summary Consolidated Statements of Operations - Unaudited
             (in thousands except per unit amounts and volume data)



                                                              Three Months Ended           Three Months Ended
                                                                March 31, 2006               March 31, 2005
                                                                --------------               --------------

Revenues                                                        $      263,602                $     256,600
Cost of sales                                                          256,758                      251,744
General & administrative expenses                                        2,660                          858
Depreciation and amortization expense                                    1,864                        1,526
Gains from disposals of surplus assets                                     (50)                        (371)
                                                                ---------------               --------------
    OPERATING INCOME                                                     2,370                        2,843
Equity in earnings of investment in T&P Syngas Supply Company              313                            -
Interest, net                                                             (122)                        (355)
                                                                --------------                -------------
Income from Continuing Operations                                        2,561                        2,488
Income from Discontinued Operations                                          -                          282
Income from cumulative effect adjustment from adoption of new
    accounting principle                                                    30                            -
                                                                --------------                -------------
NET INCOME                                                      $        2,591                $       2,770
                                                                ==============                =============

NET INCOME PER COMMON UNIT - BASIC AND DILUTED
    Continuing Operations                                       $         0.18                $        0.26
    Discontinued Operations                                                  -                         0.03
    Cumulative Effect Adjustment                                             -                            -
                                                                --------------                -------------
Net income per Common Unit - Basic and Diluted                  $         0.18                $        0.29


Volume Data:
Crude oil pipeline barrels per day (total)                              62,058                       60,821
Mississippi System barrels per day                                      16,409                       16,139
Jay System barrels per day                                              11,414                       14,853
Texas System barrels per day                                            34,235                       29,828
CO2 sales Mcf per day                                                   66,565                       47,808
Crude oil wellhead barrels per day                                      36,624                       41,969
Total gathering and marketing barrels per day                           45,288                       58,346



                              Genesis Energy, L.P.
                 Summary Consolidated Balance Sheets - Unaudited
                                 (in thousands)


                                                                March 31, 2006              December 31, 2005
                                                                --------------              -----------------

ASSETS
Cash                                                            $          382                $       3,099
Accounts receivable                                                     86,968                       82,634
Inventories                                                              7,399                          498
Other current assets                                                     3,637                        4,218
                                                                --------------                -------------
     Total Current Assets                                               98,386                       90,449
Net property                                                            33,130                       33,769
CO2 contracts                                                           36,693                       37,648
Investment in T&P Syngas Supply                                         13,120                       13,042
Other assets                                                             6,667                        6,869
                                                                --------------                -------------
     Total Assets                                               $      187,996                $     181,777
                                                                ==============                =============


LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                                $       89,575                $      85,286
Accrued liabilities                                                      6,446                        7,325
                                                                --------------                -------------
     Total Current Liabilities                                          96,021                       92,611
Long-term debt and other liabilities                                     3,564                          955
Minority interest                                                          522                          522
Partners' capital                                                       87,889                       87,689
                                                                --------------                -------------
   Total Liabilities and Partners' Capital                      $      187,996                $     181,777
                                                                ==============                =============






Units Data:
Common units held by Public                                         12,765,000                    8,625,000
Common units held by general partner                                 1,019,441                      688,811
Total common units outstanding                                      13,784,441                    9,313,811



                              Genesis Energy, L.P.
            Summary Consolidated Statements of Cash Flows - Unaudited
                                 (in thousands)


                                                              Three Months Ended           Three Months Ended
                                                                March 31, 2006               March 31, 2005
                                                                --------------               --------------

Net income                                                      $        2,591                $       2,770
Adjustments to reconcile net income to cash provided by
   operating activities:
   Depreciation and amortization                                         1,864                        1,526
   Amortization of credit facility issuance costs                           92                           93
   Amortization of unearned income                                        (168)                        (177)
   Cash received from direct financing leases                              297                          297
   Earnings of T&P Syngas in excess of distributions                       (78)                           -
   Gains on asset disposals                                                (50)                        (653)
   Other non-cash items                                                    371                       (1,320)
   Changes to components of working capital                             (7,216)                           3
                                                                --------------                -------------
Net cash (used in) provided by operating activities                     (2,297)                       2,539
                                                                --------------                -------------

Additions to property and equipment                                       (163)                      (3,597)
Distributions from T&P Syngas Supply Company in excess of
   earnings
Proceeds from sales of assets                                               67                        1,319
Other, net                                                                 (32)                        (546)
                                                                ---------------               --------------
Net cash used in investing activities                                     (128)                      (2,824)
                                                                --------------                -------------

Net borrowings of debt                                                   2,600                        2,200
Distributions to partners                                               (2,391)                      (1,426)
Other, net                                                                (501)                         564
                                                                --------------                -------------
Net cash (used in) provided by financing activities                       (292)                       1,338
                                                                --------------                -------------

Net (decrease) increase in cash and cash equivalents                    (2,717)                       1,053
Cash and cash equivalents at beginning of period                         3,099                        2,078
                                                                --------------                -------------
Cash and cash equivalents at end of period                      $          382                $       3,131
                                                                ==============                =============

                              Genesis Energy, L.P.
                                 Reconciliations


SEGMENT MARGIN EXCLUDING DEPRECIATION AND AMORTIZATION RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS

                                                              Three Months Ended           Three Months Ended
                                                                March 31, 2006               March 31, 2005
                                                                --------------               --------------
                                                                                (in thousands)
Segment margin excluding depreciation and amortization         $         7,157               $        4,856
General & administrative expenses                                       (2,660)                        (858)
Depreciation and amortization expense                                   (1,864)                      (1,526)
Gains from disposals of surplus assets                                      50                          371
Interest, net                                                             (122)                        (355)
                                                                --------------                -------------
    Income from continuing operations                           $        2,561                $       2,488
                                                                ==============                =============



                GAAP to Non-GAAP Financial Measure Reconciliation

AVAILABLE CASH BEFORE RESERVES RECONCILIATION TO NET CASH USED
IN OPERATING ACTIVITIES

                                                                                           Three Months Ended
                                                                                             March 31, 2006
                                                                                              (in thousands)

Net cash flow used in operating activities (GAAP measure)                                     $      (2,297)
Adjustments to reconcile net cash flow provided by operating activities to
        Available Cash before reserves:
   Maintenance capital expenditures                                                                    (219)
   Proceeds from asset sales                                                                             67
   Amortization of credit facility issuance costs                                                       (92)
   Cash effects of stock appreciation rights plan                                                       (18)
    Available Cash from T&P Syngas Supply not included in operating cash flows
    358 Net effect of changes in operating accounts not included in calculation of
        Available Cash before reserves                                                                7,216
                                                                                              -------------
Available Cash before reserves (non-GAAP measure)                                             $       5,015
                                                                                              =============

         This press release and the accompanying schedules include a non-generally accepted accounting principle ("non-GAAP") financial measures of available cash. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Our non-GAAP financial measure should not be considered as an alternative to GAAP measures of liquidity or financial performance. We believe that investors benefit from having access to the same financial measures being utilized by management, lenders, analysts and other market participants.

         Available cash. Available Cash before Reserves is a liquidity measure used by management to compare cash flows generated by us to the cash distribution paid to our limited partners and general partner. This is an important financial measure to the public unitholders since it is an indicator of our ability to provide a cash return on their investment. Specifically, this financial measure aids investors in determining whether or not we are generating cash flows at a level that can support a quarterly cash distribution to the partners. Lastly, Available Cash before Reserves (also referred to as distributable cash flow) is the quantitative standard used throughout the investment community with respect to publicly-traded partnerships.

         We define available cash as net income or loss plus: (1) depreciation and amortization expense; (2) cash proceeds from the sale of certain assets; (3) the addition of losses or subtraction of gains relating to the sale of assets;
(4) payments under direct financing leases in excess of the amount recognized as income; (5) the addition of losses or subtraction of gains on derivative financial instruments; (6) available cash generated by equity method investments; (7) the subtraction of maintenance capital expenditures incurred to replace or enhance partially or fully depreciated assets so as to sustain the existing operating capacity or efficiency of our assets and extend their useful lives; and (8) the addition of losses or subtraction of gains relating to other non-cash amounts affecting net income for the period.

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